--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          DOW TARGET VARIABLE FUND LLC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DOW TARGET VARIABLE FUND LLC
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           One Financial Way
                                                           Cincinnati, Ohio
                                                           45242

                                                           Post Office Box 237
                                                           Cincinnati, Ohio
                                                           45201-0237
                                                           Telephone:
Dow Target Variable Fund(SM)                               513-794-6100

March 22, 2002

Dear Ohio National Variable Contract Owner:

Enclosed are information and voting instructions from your Dow Target Variable Fund LLC (the "Fund") Board of Managers regarding a meeting of holders ("shareholders") of voting securities ("shares") on April 30, 2002, to elect members of the Board of Managers ("directors") and seek your approval of an arrangement permitting us to add, replace or terminate subadvisers without first getting shareholder approval.

The proxy statement provides information about the nominees for director and the other proposals. Your Board of Managers believes that the election of the nominees and your approval of the proposal are in your best interests. The Board unanimously recommends that you vote FOR the nominees and proposal.

Although you are not a Fund shareholder, it is your right to instruct us how to vote the shares attributed to your variable contract. If you have any questions, you may contact our corporate secretary, Ronald Benedict, at 1-800-366-6654.

Please complete, sign and return the voting instructions promptly in the envelope provided. No postage is needed if you mail it in the United States. Your instructions are important! As always, we thank you for your confidence and support.

Sincerely,

/s/ John J. Palmer
John J. Palmer
President

[OHIO NATIONAL FINANCIAL SERVICES LOGO]

                          DOW TARGET VARIABLE FUND LLC
                               One Financial Way
                             Montgomery, Ohio 45242

                            ------------------------

                       NOTICE OF MEETING OF SHAREHOLDERS

                                 APRIL 30, 2002

                            ------------------------

     A meeting of the shareholders of Dow Target Variable Fund LLC will be held at the Fund's office at One Financial Way in Montgomery, Ohio. The meeting will begin at 10:00 a.m. eastern time on April 30, 2002. The meeting has been called for the following purposes:

     - to elect directors,

     - to seek your approval of an arrangement permitting us to add, replace or terminate subadvisers without first getting shareholder approval, and

     - transact any other business that may properly come before the meeting.

     You are entitled to receive this notice and to vote at the special meeting if you were a shareholder of record of the Fund at the close of business on March 1, 2002.

     FOR THE REASONS GIVEN IN THE ATTACHED PROXY STATEMENT, WE (THE FUND'S BOARD OF DIRECTORS) RECOMMEND THAT YOU VOTE FOR THE NOMINEES AND PROPOSALS.

                                        /S/ RONALD L. BENEDICT
                                        Ronald L. Benedict
                                        Secretary

March 22, 2002

                          DOW TARGET VARIABLE FUND LLC
                               ONE FINANCIAL WAY
                             MONTGOMERY, OHIO 45242

                                PROXY STATEMENT

                            MEETING OF SHAREHOLDERS

                                 APRIL 30, 2002

     We, the Board of Managers of Dow Target Variable Fund LLC (the "Fund"), are soliciting proxies for a meeting of the shareholders. The meeting will be held at 10:00 a.m. eastern time on April 30, 2002. We are sending you this proxy statement and its enclosures if you are a Fund shareholder or if you have a variable contract with values allocated to one or more of the Fund's portfolios. We are mailing the statement on or about March 22, 2002. Each shareholder of record as of the close of business on March 1, 2002 is entitled to one vote for each share owned at that time.

     You may revoke your proxy before the meeting by giving written notice to the Secretary of the Fund or by appearing in person at the meeting and notifying the Secretary that you intend to revoke your proxy. Your latest proxy revokes any earlier ones. All proxies that are properly signed and received in time and not revoked will be voted as marked. If you sign and return a proxy but do not show how you want to vote, we will vote it in favor of the proposals. We will vote the interests of any variable contract owners from whom we receive no voting instructions in proportion with the instructions that we do receive before the meeting.

     The Fund will pay the printing, mailing and legal costs for soliciting the proxies. The Fund's investment adviser, Ohio National Investments, Inc. (the "Adviser") will pay all other costs. Employees of the Fund and the Adviser will not get any extra compensation for soliciting proxies.

     As of March 1, 2002, 100% of the issued and outstanding shares of the Fund were owned of record by The Ohio National Life Insurance Company ("ONLI"). These shares were allocated to ONLI's separate accounts as follows:


TARGET 10 JANUARY PORTFOLIO                  SHARES            TARGET 10 FEBRUARY PORTFOLIO          SHARES
---------------------------                 --------           ----------------------------         --------
Variable Account A........................    59,579    Variable Account A........................   150,662
Variable Account B........................        --    Variable Account B........................        --
Variable Account C........................       107    Variable Account C........................       110
Variable Account D........................        51    Variable Account D........................       330
  Total, Target 10 January................    59,737    Total, Target 10 February.................   151,102



TARGET 10 MARCH PORTFOLIO                    SHARES             TARGET 10 APRIL PORTFOLIO            SHARES
-------------------------                   --------            -------------------------           --------
Variable Account A........................   103,892    Variable Account A........................   126,976
Variable Account B........................        --    Variable Account B........................        --
Variable Account C........................       109    Variable Account C........................       106
Variable Account D........................        29    Variable Account D........................        80
  Total, Target 10 March..................   104,030    Total, Target 10 April....................   127,162



TARGET 10 MAY PORTFOLIO                      SHARES              TARGET 10 JUNE PORTFOLIO            SHARES
-----------------------                     --------             ------------------------           --------
Variable Account A........................    97,282    Variable Account A........................   104,910
Variable Account B........................        --    Variable Account B........................        --
Variable Account C........................       104    Variable Account C........................       104
Variable Account D........................        39    Variable Account D........................        49
  Total,Target 10 May.....................    97,425    Total, Target 10 June.....................   105,063

TARGET 10 JULY PORTFOLIO                     SHARES             TARGET 10 AUGUST PORTFOLIO           SHARES
------------------------                    --------            --------------------------          --------
Variable Account A........................   123,417    Variable Account A........................    84,383
Variable Account B........................        --    Variable Account B........................        --
Variable Account C........................       105    Variable Account C........................       105
Variable Account D........................       52,    Variable Account D........................        61
  Total, Target 10 July...................   123,574    Total, Target 10 August...................    84,549



TARGET 10 SEPTEMBER PORTFOLIO                SHARES            TARGET 10 OCTOBER PORTFOLIO           SHARES
-----------------------------               --------           ---------------------------          --------
Variable Account A........................    93,685    Variable Account A........................    76,932
Variable Account B........................        --    Variable Account B........................        --
Variable Account C........................       104    Variable Account C........................       105
Variable Account D........................        66    Variable Account D........................        74
  Total, Target 10 September..............    93,855    Total, Target 10 October..................    77,111



TARGET 10 NOVEMBER PORTFOLIO                 SHARES            TARGET 10 DECEMBER PORTFOLIO          SHARES
----------------------------                --------           ----------------------------         --------
Variable Account A........................    76,168    Variable Account A........................    51,097
Variable Account B........................     2,555    Variable Account B........................        --
Variable Account C........................       104    Variable Account C........................       103
Variable Account D........................        64    Variable Account D........................        37
  Total, Target 10 December...............    78,891    Total, Target 10 December.................    51,237



TARGET 5 JANUARY PORTFOLIO                   SHARES            TARGET 5 FEBRUARY PORTFOLIO           SHARES
--------------------------                  --------           ---------------------------          --------
Variable Account A........................    21,155    Variable Account A........................    18,586
Variable Account B........................     1,068    Variable Account B........................       356
Variable Account C........................    10,979    Variable Account C........................    11,790
Variable Account D........................       340    Variable Account D........................        32
  Total, Target 5 January.................    33,542    Total, Target 5 February..................    30,764



TARGET 5 MARCH PORTFOLIO                     SHARES              TARGET 5 APRIL PORTFOLIO            SHARES
------------------------                    --------             ------------------------           --------
Variable Account A........................    13,774    Variable Account A........................    10,555
Variable Account B........................        13    Variable Account B........................       196
Variable Account C........................    13,704    Variable Account C........................    13,151
Variable Account D........................        10    Variable Account D........................        23
  Total, Target 5 March...................    27,501    Total, Target 5 April.....................    23,925



TARGET 5 MAY PORTFOLIO                       SHARES              TARGET 5 JUNE PORTFOLIO             SHARES
----------------------                      --------             -----------------------            --------
Variable Account A........................    11,524    Variable Account A........................    21,202
Variable Account B........................       149    Variable Account B........................        15
Variable Account C........................    14,001    Variable Account C........................    11,885
Variable Account D........................        19    Variable Account D........................        23
  Total, Target 5 May.....................    25,693    Total, Target 5 June......................    33,125



TARGET 5 JULY PORTFOLIO                      SHARES             TARGET 5 AUGUST PORTFOLIO            SHARES
-----------------------                     --------            -------------------------           --------
Variable Account A........................    11,117    Variable Account A........................    18,804
Variable Account B........................        15    Variable Account B........................       215
Variable Account C........................    11,662    Variable Account C........................    10,782
Variable Account D........................        22    Variable Account D........................        18
  Total, Target 5 July....................    22,816    Total, Target 5 August....................    29,819

TARGET 5 SEPTEMBER PORTFOLIO                 SHARES             TARGET 5 OCTOBER PORTFOLIO           SHARES
----------------------------                --------            --------------------------          --------
Variable Account A........................    13,230    Variable Account A........................    18,890
Variable Account B........................        18    Variable Account B........................        18
Variable Account C........................    10,528    Variable Account C........................    10,608
Variable Account D........................        24    Variable Account D........................        27
  Total, Target 5 September...............    23,800    Total, Target 5 October...................    29,543



TARGET 5 NOVEMBER PORTFOLIO                  SHARES            TARGET 5 DECEMBER PORTFOLIO           SHARES
---------------------------                 --------           ---------------------------          --------
Variable Account A........................    16,056    Variable Account A........................    20,234
Variable Account B........................     1,186    Variable Account B........................        15
Variable Account C........................    10,562    Variable Account C........................    11,177
Variable Account D........................        21    Variable Account D........................        10
  Total, Target 5 November................    27,825    Total, Target 5 December..................    31,436


     EACH SHARE IS ENTITLED TO ONE VOTE. FOR FREE COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL FINANCIAL REPORTS, CONTACT DENNIS R. TANEY (TREASURER) AT ONE FINANCIAL WAY, MONTGOMERY, OHIO 45242. TELEPHONE 877-781-6392.

                              SUMMARY OF PROPOSALS

     The purpose of the meeting is for shareholders to vote on the following proposals:

        1. To elect directors. The Board of Managers consists of five directors. The nominees are listed below under "Director Nominees." Each nominee will be voted on separately. The combined votes of the shareholders of all 24 portfolios will apply to the election of each nominee.

        2. To approve an arrangement permitting the Adviser to add, replace or terminate subadvisers for any portfolio without first getting shareholder approval. Any such transaction would still require the approval of the Board of Managers, including a majority of those directors who are independent from the Fund, the Adviser and their affiliates. The proposed arrangement is described below under "Manager of Managers Arrangement." The shareholders of each portfolio, voting separately, must approve this proposal before it will take effect as to their portfolio.

     A majority vote of the eligible shareholders is required for the election of each director and for the approval of the manager of managers proposal. Under the Investment Company Act of 1940 (the "1940 Act"), a majority vote requires at least:

      - 67% of the shares represented at the meeting (by proxy or in person) where more than half of the outstanding shares are represented, or

      - More than half of all the outstanding shares.

     If you are the owner of an ONLI variable annuity, you are not actually a Fund shareholder. ONLI is the legal owner of the Fund shares represented by your variable contract values. However, ONLI wants you to return the Voting Instructions so that it can vote the Fund shares represented by your variable contract values in accordance with your instructions. The persons named as proxies in the enclosed Voting Instructions intend to vote all of the shares of the Fund, or of each portfolio, proportionately in accordance with the instructions given by those contract owners who respond with their Voting Instructions.

     THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES AND FOR THE MANAGER OF MANAGERS PROPOSAL.

                             ELECTION OF DIRECTORS

     At the meeting, the entire Board, consisting of five directors, is to be elected. Although the Fund does not have regularly scheduled meetings for the purpose of electing directors, the directors are expected to serve for approximately three years or until their respective successors are elected and qualified. The nominees for election as directors are listed under "Director Nominees." Four of the nominees are presently serving on the Board. One nominee, Joseph A. Campanella, has not previously served on the Fund's Board.

     Nomination of directors is a function of the Board's Independent Directors Committee. The Independent Directors Committee consists of those directors (the "Independent Directors") who are not "interested persons" as defined in the 1940 Act. Other than serving as Fund directors, the Independent Directors have no affiliation with the Fund or its Adviser or with any other entity affiliated with the Fund or ONLI.

     Each of the candidates for director will be voted on, individually, by all the shareholders voting as a whole and not by portfolios. Each of the nominees has consented to being named in this proxy statement and to serving as a director if elected. If any nominee becomes unable or unwilling to accept election, the persons named as proxies will exercise their voting power in favor of such other persons as the Independent Directors Committee may recommend. We do not expect any of the nominees to be unable or unwilling to serve if elected. Directors serve a vital function in governing the Fund and looking out for shareholders' interests. Thus, it is important for you to vote for the nominees.


     None of the nominees for director owns any shares of the Fund. All Fund shares are owned by ONLI.


COMPENSATION OF DIRECTORS


     The Independent Directors received aggregate total compensation of $59,300 from the Fund Complex in 2001, including an aggregate total of $6,500 from the Fund. (The "Fund Complex" consists of the Fund and two other mutual fund groups having the same Adviser as the Fund. Those are Ohio National Fund, Inc. and ONE Fund, Inc. They are described below under "Investment Advisory Services.") Directors and officers of the Fund who are also officers or employees of the Fund, the Adviser, ONLI or any entity affiliated with any of them, receive no compensation from the Fund. For the Fiscal year ended December 31, 2001, the current directors were compensated as follows:


DIRECTOR                                                      FROM THE FUND   FROM FUND COMPLEX
--------                                                      -------------   -----------------
Ronald L. Benedict                                                 None               None
James E. Bushman                                                 $2,250            $20,050
L. Ross Love                                                     $2,250            $20,050
John J. Palmer                                                     None               None
George M. Vredeveld                                              $2,000            $19,200

     The Fund has no pension, retirement or deferred compensation plan for its directors or officers. All the compensation paid to the directors, as listed above, is in cash and not in Fund securities.

COMMITTEES OF THE BOARD

     The Board has no special nominating or compensation committees. These functions are the responsibility of the Board's Independent Directors Committee. The Independent Directors Committee meets periodically with their own independent legal counsel, Joseph P. Rath, Esq., to review matters of Fund governance. They also review investment advisory agreements and subadvisory agreements before the Fund or Adviser enters into those agreements and at least once each year to consider whether or not those agreements should be continued. The Independent Directors Committee met three times in 2001. All three of its members were present at all three meetings. In addition to their formal committee meetings, the Independent Directors and their independent legal counsel confer informally from time to time to discuss issues related to the responsibilities of the Independent Directors.


     The Independent Directors' independent legal counsel, Mr. Rath, is a member of the Columbus, Ohio law firm of Bricker & Eckler LLP. Mr. Rath has had extensive experience in 1940 Act and related mutual fund legal issues. The Independent Directors have determined that he has not engaged in any material business or representation on behalf of the Adviser, Ohio National Life, or any of their affiliates.

     The Independent Directors also constitute the Board's Audit Committee. The Audit Committee is responsible for recommending to the entire Board the engagement or discharge of the Fund's independent auditors. The Board has not adopted a written charter for the Audit Committee. The Audit Committee meets at least twice a year with the independent auditors, KPMG LLP, to review the results of the auditing engagement and to discuss the independent auditors' audit plan for the next ensuing year-end audit of the Fund's financial reports. The Audit Committee met twice in 2001. Messrs. Bushman and Love were present for both of those meetings. Dr. Vredeveld was unable to attend one of the meetings.


DIRECTOR NOMINEES

     All directors and officers of the Fund hold, and the director nominees will hold, identical positions with the other two entities in the Fund Complex, Ohio National Fund, Inc. and ONE Fund, Inc.


                                                                                              DIRECTOR
NAME OF NOMINEE                        AGE      PRINCIPAL OCCUPATION AND OTHER POSITIONS       SINCE
---------------                        ---   ----------------------------------------------   --------
James E. Bushman*                      57    Director, President & CEO of Cast-Fab              2000
                                             Technologies, Inc., Director of The Midland
                                             Company, Hilltop Basic Resources, Inc.,
                                             Littleford Group, Inc., Portman Equipment Co.,
                                             Rotex, Inc., Steinhauser Printing Co., Ante
                                             Investments, Inc., Carlisle Construction Co.
                                             Inc., EGC Construction Co. Inc., Factory Power
                                             Co. and Security Systems Equipment Corp.
Joseph A. Campanella*                  59    Retired. Until 2001 was Executive Vice              N/A
                                             President, Community Banking Division of
                                             Firstar Bank, N.A.; Director of Ohio Savings
                                             Bank; Trustee of University of Cincinnati
                                             College of Nursing.
L. Ross Love*                          56    Director, President & CEO of Blue Chip             1998
                                             Enterprises Ltd.; Trustee of Health Alliance
                                             of Greater Cincinnati; Director of Partnership
                                             for a Drug-Free America (Chairman of
                                             African-American Task Force), Advisory Board
                                             of Syracuse University School of Management;
                                             Director of Association of National
                                             Advertisers. Until 1997 was Vice President of
                                             Advertising of Procter & Gamble Co.
John J. Palmer                         63    Director and Executive Vice President of ONLI;     1998
                                             President of the Fund; Director and CEO of
                                             National Security Life and Annuity Co.;
                                             Director of the Adviser; Director and
                                             President of Ohio National Equities, Inc. and
                                             The O.N. Equity Sales Co. Until 1997 was
                                             Senior Vice President of Life Insurance Co. of
                                             Virginia.
George M. Vredeveld, Ph.D.*            59    Professor of Economics, University of              1998
                                             Cincinnati; Director of Center for Economic
                                             Education; Director of Benchmark Savings Bank;
                                             Private consultant.


* Independent Directors

     Regarding the status of Joseph Campanella as an Independent Director, note that prior to September 2001, he was an officer of Firstar Bank, N.A., the Fund's custodian and an affiliate of U.S. Bancorp Fund Services, LLC, which provides mutual fund accounting and other services to the Adviser. Firstar Bank also has commercial banking relationships with the Adviser and various affiliates of the Adviser and the Fund. In his capacity as Executive Vice President, Community Banking Division of Firstar Bank, Mr. Campanella was not involved in any of Firstar Bank's services to the Fund or the Adviser.

OTHER OFFICERS

                                                                                               OFFICER
NAME OF OFFICER                        AGE      PRINCIPAL OCCUPATION AND OTHER POSITIONS        SINCE
---------------                        ---   -----------------------------------------------   -------
Thomas A. Barefield                    49    Vice President of the Fund, Senior Vice            1998
                                             President, Institutional Sales of ONLI; Senior
                                             Vice President of Ohio National Equities, Inc.;
                                             Until 1997 was Senior Vice President of Life
                                             Insurance Co. of Virginia.
Ronald L. Benedict                     60    Secretary of the Fund; Presently Director of       1998
                                             the Fund; Corporate Vice President, Counsel &
                                             Secretary, ONLI; Secretary of the Adviser,
                                             Director and Secretary of Ohio National
                                             Equities, Inc.
Michael A. Boedeker                    59    Vice President of the Fund; Senior Vice            1998
                                             President & Chief Investment Officer of ONLI;
                                             Director and Vice President of the Adviser.
Christopher A. Carlson                 43    Vice President of the Fund; Senior Vice            2000
                                             President & Chief Investment Officer of ONLI;
                                             Director and President of the Adviser.
Dennis R. Taney                        54    Treasurer of the Fund; Assistant Vice              1998
                                             President, Mutual Fund Operations of ONLI;
                                             Treasurer of the Adviser.

                        MANAGER OF MANAGERS ARRANGEMENT

     Generally, under current federal law, shareholders of an affected portfolio must approve any agreement between the Adviser and another investment adviser providing subadvisory services for a portfolio. However, the U.S. Securities and Exchange Commission ("SEC") has granted the Adviser and the Fund a "manager of managers" order exempting them from this law to the extent that the Adviser and Fund can enter into new or modified subadvisory agreements without first obtaining shareholder approval. To be able to do this for any portfolio, the following conditions must first be met:

     - The shareholders of any affected portfolio must authorize the arrangement by a majority vote of that portfolio's shares.

     - The Board of Managers (including a majority of the Independent Directors) must approve the entering into, modification or termination of the subadvisory agreement.

     - Shareholders of an affected portfolio must receive details of any new, modified or terminated subadvisory relationship in an information statement.

     - An agreement may not be made or modified with a subadviser affiliated with the Adviser or the Fund unless the shareholders of any affected portfolio approve the agreement by a vote of a majority of that portfolio's shares.

     - Fees paid to an affiliated subadviser may not be increased unless approved by a vote of the majority of the affected portfolio's shares.

     - The Adviser is required to select, monitor, evaluate and allocate assets to the subadvisers.

     - The Adviser must continue to oversee each subadviser's compliance with the applicable portfolios' investment objectives, policies and restrictions.

     - The substance and effect of the manager of managers arrangement must be described in the Fund's prospectus.

     This manager of managers arrangement is expected to enable the Fund and each portfolio to operate more efficiently because the Adviser will be able to modify subadvisory arrangements from time to time without the expenses and delays associated with obtaining shareholder approval of changes in subadvisory relationships. If the shareholders of each portfolio approve this proposal, the Board will consider and approve any subadvisory changes that the Adviser proposes in the future to assure that the changes are in the best interests of the Fund and its shareholders. For these and other reasons discussed below, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MANAGER OF MANAGERS PROPOSAL.

     The SEC granted the Fund and the Adviser the manager of managers exemptive order on January 16, 2002. The Investment Advisory Agreement between the Fund and the Adviser authorizes the Adviser to retain subadvisers to manage the portfolios subject to the approval of the Board. The Adviser is responsible for recommending to the Board the hiring, termination and replacement of subadvisers. The Adviser is also responsible for monitoring each subadviser's compliance with the investment objectives, policies and restrictions of subadvised portfolios and to assure continuing quality of performance. The Adviser reports to the Board at least once each calendar quarter regarding the compliance and performance by each subadviser.

     The Board believes that allowing the Adviser to negotiate and enter into new or modified subadvisory agreements for the Fund's portfolios without the expenses and delays of holding a shareholders' meeting, is in the best interests of the Fund and its shareholders. If the shareholders approve this proposed arrangement, it will enable the Board to act more quickly and with less expense to appoint subadvisers when the Board and the Adviser agree that a new subadviser would benefit the Fund and its shareholders. Instead of receiving a proxy statement and notice of a special meeting of shareholders in advance of a subadviser appointment, shareholders will receive an information statement concerning the change within 90 days after it occurs.

     The Board will continue to provide oversight of the subadviser selection process to help ensure that shareholders' interests are protected whenever the Adviser proposes to select a new subadviser or modify or terminate a subadvisory agreement. The Board, including a majority of the Independent Directors, will evaluate and approve all new subadvisory agreements and changes to existing agreements. In its review, the Board will analyze all factors that it considers relevant to the determination, including the nature, quality and scope of services provided by the subadvisers. The Board believes its review will ensure that the Adviser continues to act in the best interests of the Fund and its shareholders when dealing with subadvisers.

DIRECTORS' CONSIDERATIONS AND RECOMMENDATION

     Prior to the meeting at which the Board of Managers considered the proposed manager of managers arrangement, the Board received materials relating to the proposed arrangement. The directors had the opportunity to ask questions and request further information in connection with their consideration of the proposal. Based on their consideration of the factors discussed above and other information they considered relevant, the directors voted unanimously to approve the submission of this proposed arrangement for approval by the shareholders.

     Approval of this manager of managers proposal requires the affirmative vote of a majority of the outstanding voting shares of each portfolio before the arrangement can take effect as to that portfolio. The approval by one portfolio has no effect on the approval by other portfolios.

     YOUR BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MANAGER OF MANAGERS ARRANGEMENT TO PERMIT THE ADVISER TO ENTER INTO, MODIFY OR TERMINATE SUBADVISORY AGREEMENTS, SUBJECT TO BOARD APPROVAL AND WITHOUT SHAREHOLDER APPROVAL.

                          INVESTMENT ADVISORY SERVICES

     The Adviser is a wholly-owned subsidiary of ONLI. Under the Investment Advisory Agreement between the Adviser and the Fund, the Adviser regularly recommends an investment program consistent with the Fund's investment policies. Once the Board of Managers approves an investment program, the Adviser implements the program by placing orders for the purchase and sale of securities. The Adviser also provides the Fund with office space, necessary clerical personnel (other than those provided by agreements between the Fund and Firstar Bank, N.A. (Cincinnati, Ohio), which serves as custodian, and U.S. Bancorp Fund Services, LLC (Milwaukee, Wisconsin) which serves as transfer agent and servicing agent for the Fund), and services of executive and administrative personnel. The Fund does not have a principal underwriter. The Fund does not have a primary

Administrator, although Firstar Bank, N.A. and U.S. Bancorp Fund Services provide the administrative or business management services indicated above.

     Under a Service Agreement among the Fund, the Adviser and ONLI, ONLI has agreed to furnish the Adviser, at cost, the research facilities, services and personnel the Adviser may need to perform it duties under the Investment Advisory Agreement. The Adviser has agreed to reimburse ONLI for its expenses in this regard. The Fund has not paid to the Adviser, or to any of its affiliates, any compensation for services other than under the Investment Advisory Agreement during the last fiscal year. The Adviser is a wholly-owned subsidiary of ONLI. ONLI's ultimate parent is Ohio National Mutual Holdings, Inc., a mutual insurance holding company owned by ONLI's policyholders. The address of the Adviser, ONLI, the Fund and Ohio National Mutual Holdings, Inc. is One Financial Way, Montgomery, Ohio 45242.

     The president of the Adviser is Christopher A. Carlson. The Adviser's directors are Mr. Carlson, Michael A. Boedeker, David B. O'Maley, John J. Palmer and Michael D. Stohler. Messrs. Carlson, Boedeker and Stohler are principally employed as investment officers of ONLI. Messrs. Carlson and Boedeker are also vice presidents of the Fund. Mr. O'Maley is Chairman, President and Chief Executive Officer of the Adviser's parent, ONLI. Mr. Palmer is President of the Fund and Executive Vice President, Strategic Initiatives, of ONLI. The Adviser's secretary, Ronald L. Benedict, is also the secretary and a director of the Fund. He is principally employed as legal counsel to ONLI and its affiliates. The business address of each of these individuals is One Financial Way, Montgomery, Ohio 45242.

     The Investment Advisory Agreement and Service Agreement were both entered into on October 12, 1998. These agreements were initially approved by both the directors and the shareholders on that date. As compensation for its services to the Fund, the Adviser receives monthly fees from the Fund at the annual rate of 0.60% of each portfolio's average daily net assets during the month for which the fees are paid. During 2001, the Adviser received $85,007 in total fees from the Fund's 24 portfolios.

     As of December 31, 2001, the Fund's portfolios had the following total net assets (in thousands of dollars):


Target 10 January                    $   547
Target 10 February                     1,169
Target 10 March                        1,010
Target 10 April                        1,258
Target 10 May                            906
Target 10 June                           941
Target 10 July                         1,082
Target 10 August                         734
Target 10 September                      795
Target 10 October                        743
Target 10 November                       731
Target 10 December                       495
Target 5 January                     $   262


Target 5 February                        268
Target 5 March                           265
Target 5 April                           205
Target 5 May                             217
Target 5 June                            303
Target 5 July                            222
Target 5 August                          359
Target 5 September                       206
Target 5 October                         272
Target 5 November                        239
Target 5 December                        319
                                     -------
Total Fund Net Assets                $13,548

SUBADVISER

     Under the Investment Advisory Agreement, the Fund authorizes the Adviser to retain subadvisers for its various portfolios subject to the approval of the Fund's Board of Managers. With the approval of the Board and the shareholders, the Adviser has entered into a subadvisory agreement with First Trust Advisors L.P. to manage the investment and reinvestment of the Fund's assets, subject to supervision by the Adviser. That agreement was approved by the directors on November 19, 1999, and by the shareholders on April 3, 2000.

     As compensation for subadvisory services, the Adviser pays the subadviser a fee out of the Adviser's assets. This fee does not affect the Fund's expenses. The subadvisory fee is at the annual rate of 0.35% of the Fund's average daily net assets.

     The Investment Advisory, Service and subadvisory agreement continue from year to year only if they are approved at least annually by:

     (a) a majority of the Independent Directors with votes cast in person at a meeting called for the purpose of voting on such continuance, and also by

     (b) a majority of the entire Board of Managers or by a majority of the outstanding shares of each portfolio voting separately.

     These agreements may be terminated by the Fund at any time, without the payment of any penalty, if the Fund gives 60 days' written notice to the other party or, as to any portfolio, by a majority of the portfolio's outstanding shares. The other parties must give the Fund 90 days' written notice before terminating an agreement. An agreement terminates automatically if it is assigned.

OTHER FUNDS MANAGED BY THE ADVISER

     In addition to being the investment adviser to the Fund, the Adviser is also the investment adviser to Ohio National Fund, Inc. ("Ohio National Fund") and ONE Fund, Inc. ("ONE Fund").

     Ohio National Fund consists of the following portfolios with their total net assets shown, in thousands of dollars, as of December 31, 2001:


Equity                             $  344,746
Money Market                          107,544
Bond                                   40,984
Omni                                  110,939
International                          99,381
International Small Company            23,658
Capital Appreciation                   88,951
Small Cap                             128,107
Aggressive Growth                      18,924
S&P 500 Index                         193,346


Social Awareness                        2,541
Core Growth                            23,760
Growth & Income                       107,906
Capital Growth                         36,583
High Income Bond                       15,681
Equity Income                           9,515
Blue Chip                               9,085
Nasdaq-100 Index                        7,858
                                   ----------
Total Net Assets                   $1,360,424

     ONE Fund consists of the following portfolios, with their total net assets shown, in thousands of dollars, as of December 31, 2001:


Money Market                         $14,625
Income                                 5,643
Income & Growth                        8,724
Growth                                 6,794
Small Cap                              3,027


International                          7,054
Core Growth                            3,385
S&P 500 Index                          4,344
                                     -------
Total Net Assets                     $53,596

     As compensation for its services to Ohio National Fund, the Adviser receives monthly fees from Ohio National Fund at the following annual rates on the basis of each portfolio's average daily net assets during the month for which the fees are paid:

EQUITY PORTFOLIO
-----------------
0.80% of first $500 million
0.75% over $500 million
MONEY MARKET PORTFOLIO*
---------------------------
0.30% of first $100 million
0.25% of next $150 million
0.23% of next $250 million
0.20% of next $500 million
0/15% over $1 billion
CORE GROWTH PORTFOLIO
------------------------
0.95% of first $150 million
GROWTH & INCOME PORTFOLIO
------------------------------
0.85% of first $200 million
0.80% over $200 million
INTERNATIONAL SMALL COMPANY PORTFOLIO
------------------------------------------
1.00% of all assets
HIGH INCOME BOND, EQUITY INDEX
------------------------------------
AND NASDAQ-100 INDEX* PORTFOLIOS
-----------------------------------
0.75% of all assets
BOND, OMNI AND SOCIAL AWARENESS PORTFOLIOS
----------------------------------------------
0.60% of first $100 million
0.50% of next $150 million
0.45% of next $250 million
0.40% of next $500 million
0.30% of next $1 billion
0.25% over $2 billion
INTERNATIONAL*, CAPITAL GROWTH AND
--------------------------------------
BLUE CHIP PORTFOLIOS
----------------------
0.90% of all assets
CAPITAL APPRECIATION, SMALL CAP AND
----------------------------------------
AGGRESSIVE GROWTH PORTFOLIOS
-------------------------------
0.80% of all assets
S&P 500 INDEX PORTFOLIO
-------------------------
0.40% of first $100 million
0.35% of next $150 million
0.33% over $250 million

     *The Adviser is waiving any of its fees for these portfolios in excess of the following amounts:

Money Market Portfolio                                      0.25% of all assets
International Portfolio                                     0.85% of all assets
Nasdaq-100 Index Portfolio                                  0.40% of all assets

     During 2001, the Adviser received $9,376,303 in total fees from the Ohio National Fund's 18 portfolios.

     As compensation for its services to ONE Fund, the Adviser receives monthly fees from ONE Fund at the following annual rates on the basis of each portfolio's average daily net assets during the month for which the fees are paid:

INCOME, INCOME & GROWTH AND
----------------------------------
GROWTH PORTFOLIOS*
--------------------
0.50% of first $100 million
0.40% of next $150 million
0.30% over $250 million
SMALL CAP PORTFOLIO*
---------------------
0.65% of first $100 million
0.55% of next $150 million
0.45% over $250 million
S&P 500 INDEX PORTFOLIO*
-------------------------
0.40% of all assets
MONEY MARKET PORTFOLIO*
------------------------
0.30% of first $100 million
0.25% of next $150 million
0.20% over $250 million
CORE GROWTH PORTFOLIO
-----------------------
0.95% of first $150 million
0.80% over $150 million
INTERNATIONAL PORTFOLIO
----------------------
0.90% of all assets

     * The Adviser is voluntarily waiving 0.15% of its fees for each of the Money Market, Income, Income & Growth, Growth and Small Cap portfolios of ONE Fund. The Adviser is voluntarily waiving 0.25% of its fees for the S&P 500 Index portfolio.

     During 2001, the Adviser received $255,558 in fees from ONE Fund.

BROKERAGE ALLOCATION

     Under the Investment Advisory Agreement, the subadviser, First Trust Advisors L.P., selects the brokers and dealers to handle securities purchases and sales for the Fund's portfolios. It is the intention of the subadviser to place orders for the purchase and sale of securities with the objective of obtaining the most favorable price consistent with good brokerage service. The cost of securities transactions for each portfolio primarily consists of brokerage commissions or underwriter spreads. Occasionally, securities may be purchased directly from the issuer.


     In selecting brokers or dealers through whom to effect transactions, the subadviser considers a number of factors, including the quality, difficulty and efficiency of execution, confidentiality and trading anonymity, and value of research, statistical, quotation and valuation services provided. Research services by brokers include advice about the value of securities, the advisability of purchasing or selling particular securities, the availability of securities or purchasers or sellers of securities, and analyses and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy. The subadviser may use a broker whose commission in effecting a securities transaction is in excess of that of some other broker if the subadviser determines in good faith that the amount of the commission is reasonable in relation to the value of the research and related services provided by the broker. In effecting a transaction for one portfolio, a broker may also offer services of benefit to other portfolios managed by the subadviser, or benefit to its affiliates. Generally, it is not possible to place a dollar value on research and related services provided by brokers to the subadviser. However, receipt of such services may tend to reduce the expenses of the subadviser.


                             SHAREHOLDERS PROPOSALS

     The Fund is an Ohio limited liability company. Under Ohio law, the Fund is not required to hold annual shareholders meetings. We generally intend to hold a meeting every three years to elect directors. We hold special meetings whenever necessary. Shareholders may have included in the proxy statement for the next shareholders meeting certain proposals for shareholder action to be introduced at the meeting. We must receive notice of any shareholder proposal at least 120 days before the next meeting for the proposal to be included in the proxy solicitation materials for that meeting.

                              VOTING INSTRUCTIONS

                          DOW TARGET VARIABLE FUND LLC

I (we) acknowledge receipt of a copy of the Notice of Shareholders' Meeting, Proxy Statement and annual report. I (we) instruct Ohio National Life to vote the Dow Target Variable Fund LLC, shares attributable to my (our) variable contract at the meeting of shareholders to be held on April 30, 2002, (and at any adjournments of that meeting) as specified below, and in accordance with their best judgment on any other business that may properly come before the meeting. THESE INSTRUCTIONS RELATE TO A SOLICITATION BY THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------

YOU MAY CHECK ONE OF THESE BOXES INSTEAD OF VOTING ON EACH OF THE NUMBERED ITEMS
BELOW:

For    or     Against    or     Abstain    on all the Board of Directors'
                                           recommendations.
[ ]           [ ]               [ ]

--------------------------------------------------------------------------------

 1.   a.  To elect James A. Bushman as a Director:             For    or     Against    or     Abstain
                                                               [ ]           [ ]               [ ]

      b.  To elect Joseph A. Campanella as a Director:         For    or     Against    or     Abstain
                                                               [ ]           [ ]               [ ]

      c.  To elect L. Ross Love as a Director:                 For    or     Against    or     Abstain
                                                               [ ]           [ ]               [ ]

      d.  To elect John J. Palmer as a Director:               For    or     Against    or     Abstain
                                                               [ ]           [ ]               [ ]

      e.  To Elect George M. Vredeveld as a Director:          For    or     Against    or     Abstain
                                                               [ ]           [ ]               [ ]

 2.       To approve the "manager of managers" arrangement     For    or     Against    or     Abstain
          permitting Ohio National Investments, Inc. to        [ ]           [ ]               [ ]
          add, replace or terminate subadvisers for each
          portfolio without first getting shareholder
          approval if the Board of Directors approves.

Dated: --------------------------- 2002
                                         -----------------------------------------------------------------
                                                          Signature of Contract Owner(s)

     If you are the CONTRACT OWNER, please sign above exactly as your name appears on the back of this form. If signing for a trust, corporation or estate, state your title or capacity. If joint owners, each should sign.

     If you are the TRUSTEE or ADMINISTRATOR for a tax-qualified benefit plan, you may, if you so choose, solicit instructions from plan participants with copies of this form. However, only your Voting Instructions, signed above, should be returned to Ohio National Life.


     Note: Since a majority vote is based on the percent of votes "For" the proposal, a vote to "Abstain" has the same effect as a vote "Against" it. If you sign and return a proxy but do not show how you want to vote, we will vote it in favor of the proposals.


     Please return the Voting Instructions in the envelope provided.